EXHIBIT B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91975 of Safeway Inc. on Form S-8 of our report dated June 28, 2005, appearing in this Annual Report on Form 11-K of the Dominick’s Finer Foods, Inc. 401(k) Retirement Plan for Union Employees for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

San Francisco, California

June 28, 2005